Exhibit 10.4

COLLABORATION AGREEMENT

This Agreement is entered into as of June 14, 2005 by and between SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021 (hereinafter referred to as “SGI”), and PSMA DEVELOPMENT COMPANY LLC, a Delaware limited liability corporation, having its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, SGI Controls (as defined below) intellectual property rights relating to certain technology useful for linking certain proprietary [***] to other molecules, such as antibodies, capable of directing such [***] to specific tissues and/or cells;

WHEREAS, Licensee Controls intellectual property rights relating to the Designated Antigen (as defined below), and is currently conducting research and development relating to Antibodies (as defined below) that bind to the Designated Antigen pursuant to a Research Collaboration Agreement dated [***], as amended (the “Research Collaboration Agreement”); and

WHEREAS, Licensee wishes to acquire from SGI, and SGI wishes to grant to Licensee, an exclusive, worldwide license under SGI patent rights and know-how related to SGI’s proprietary [***] for use in conjunction with such Antibodies for the development, commercialization, manufacture, marketing and sale of Licensed Products (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions: For the purposes of this Agreement the following words and phrases shall have the following meanings:

1.1.1 “AAA” has the meaning set forth in Section 19.3.4.

1.1.2 “ADC” or “Antibody-Drug Conjugate” means an Antibody [***] and that contains, uses or is made using SGI Technology.

1.1.3 “ADC Access Fee” has the meaning set forth in Section 6.1.1.

1.1.4 “Adverse Drug Experience” shall mean any “adverse experience” as defined or contemplated by 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80.

1.1.5 “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used herein, the term “control” means the direct or indirect ownership of [***] or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof. For purposes of clarification, each of

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Progenics Pharmaceuticals, Inc. (“Progenics”) and Cytogen Corporation (“Cytogen”) shall be deemed an Affiliate of Licensee so long as their respective [***].

1.1.6 “Agreement” means this agreement, all duly executed amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

Schedule A - Research Plan.

Schedule B - SGI Patents.

Schedule C - SGI In-Licenses.

1.1.7 “Antibody” or “Antibodies” means any molecule that binds specifically to an Antigen, including, but not limited to, [***].

1.1.8 “Antigen” means any molecule that will induce an [***], including but not limited to a [***].

1.1.9 “[***]” means the SGI Technology licensed to SGI under the BMS Agreement (as defined in the definition of “SGI In-Licenses”).

1.1.10 “Breaching Party” has the meaning set forth in Section 13.3.

1.1.11 “Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

1.1.12 “Combination Product” means any Licensed Product that contains, in [***], and (b) [***].

1.1.13 “Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources typically used by biotechnology companies similar in size and scope to such Party to perform the obligation at issue; in each case with respect to a product or potential product of similar nature at a similar stage in its development or product life and of similar market potential, in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including without limitation, the mechanism of action, efficacy, safety, the anticipated regulatory authority approved labeling, the competitiveness of alternative products that are in the marketplace or under development, the patent and other proprietary position of the product, the likelihood of Regulatory Approval, the profitability of the product and other technical, scientific, legal, medical, marketing and competitive factors.

1.1.14 “Confidential Information” has the meaning set forth in Section 8.1.

1.1.15 “Control” means, with respect to any information or intellectual property right, possession by a Party of the ability to grant the right to access or use, or to grant a license or a sublicense to, such information or intellectual property right without violating the terms of any agreement or other arrangement with any Third Party. In the case of an Antigen, such Antigen will be deemed to be Controlled by Licensee if Licensee Controls [***].

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1.1.16 “Cost of Goods” shall mean with respect to Drug Conjugation Materials or ADCs supplied to Licensee by SGI: (a) for manufacturing activities performed by Third Parties, SGI’s reasonably documented out-of-pocket costs actually incurred in such manufacture and supply of Drug Conjugation Materials or ADCs, as well as SGI’s reasonable internal costs incurred in supporting the Third Party manufacturing relationship, including without limitation [***]; and (b) for manufacturing activities performed by SGI or its Affiliates, the consolidated fully burdened cost of manufacturing such Drug Conjugation Materials or ADCs, which shall mean costs of the following as such costs are actually incurred by SGI or its Affiliates: [***], and as determined in accordance with GAAP as consistently applied by SGI.

1.1.17 “Designated Antigen” means the PSMA Antigen having a GenBank Accession No. [***].

1.1.18 “Disclosing Party” has the meaning set forth in Section 8.1.

1.1.19 “Drug Conjugation Materials” means the [***] and certain [***], as well as other compounds that are useful in attaching such compounds to [***]. Drug Conjugation Materials shall also include SGI Inventions to the foregoing, and shall also include any additional [***] compound or other compounds that are useful in attaching compounds to Antibodies and that are included in New Technologies that the Parties agree to include under this Agreement pursuant to Section 3.3.

1.1.20 “Effective Date” means the date set forth in the first line of this Agreement.

1.1.21 “Events of Force Majeure” has the meaning set forth in Article 15.

1.1.22 “Exclusive License” has the meaning set forth in Section 3.1.

1.1.23 “Exclusive License Renewal Fee” has the meaning set forth in Section 6.2.

1.1.24 “Existing Third Party Royalties” has the meaning set forth in Section 6.4.3.

1.1.25 “Extended Research Program Term” has the meaning set forth in Section 2.2.

1.1.26 “FD&C Act” means the federal Food, Drug & Cosmetic Act, as amended.

1.1.27 “FDA” means the United States Food and Drug Administration and its subdivisions, and any successor agency thereto.

1.1.28 “Field” means the [***].

1.1.29 “First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by Licensee, its Affiliates or Sublicensees to a Third Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not

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required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public.

1.1.30 “Former Designated Antigen” has the meaning set forth in Section 3.6.

1.1.31 “FTE” means a full time equivalent person year, based upon a total of [***].

1.1.32 “GAAP” means generally accepted accounting principles in the United States.

1.1.33 “Generic Version” means, with respect to a Licensed Product in a [***] and (ii) a [***].

1.1.34 “Good Clinical Practices” means the standards, practices and procedures set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA, any successor agency and, as applicable, the equivalent thereof in jurisdictions outside the United States.

1.1.35 “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the United States.

1.1.36 “Good Manufacturing Practices” means the then-current good manufacturing practices required by the FDA and set forth in the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, for the manufacturing and testing of pharmaceutical materials, and any other laws or regulations applicable to the manufacturing and testing of pharmaceutical materials in jurisdictions outside the United States.

1.1.37 “IND” means (a) an Investigational New Drug Application filed with the FDA or its equivalent in any country outside the United States where a regulatory filing is required or obtained to conduct a clinical trial; or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the first enrollment of a patient in the first trial involving the first use of a Licensed Product in humans.

1.1.38 “Indemnitee” has the meaning set forth in Section 14.3.1.

1.1.39 “Indemnitor” has the meaning set forth in Section 14.3.1.

1.1.40 “Initial Research Program Term” has the meaning set forth in Section 2.2.

1.1.41 “Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to the clinical protocol for the specified clinical trial.

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1.1.42 “Inventions” means any patentable or non-patentable inventions, discoveries or other know-how discovered, created or developed and Controlled by either Party that arise out of activities conducted under this Agreement or the Research Collaboration Agreement; provided that Inventions shall not include any [***].

1.1.43 “Joint Inventions” has the meaning set forth in Section 9.1.2(c).

1.1.44 “Joint Patents” has the meaning set forth in Section 9.2.2.

1.1.45 “Licensed Product” means any and all products containing an ADC comprised of an Antibody that binds to the Designated Antigen.

1.1.46 “Licensee” has the meaning set forth in the first paragraph of this Agreement. Each reference to “Licensee” shall, where appropriate, be deemed to include applicable “Sublicensees”.

1.1.47 “Licensee ADC Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets Controlled by Licensee, in each case that are not in the public domain, that are developed by Licensee using SGI Technology, and that relate to or are useful in identifying, developing, making, using or selling [***].

1.1.48 “Licensee ADC Patents” means all patent applications and patents that are Controlled by Licensee that claim inventions made using SGI Technology, which inventions are for identifying, developing, making, using or selling [***].

1.1.49 “Licensee Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets Controlled by Licensee, in each case that are not in the public domain, that relate to or are useful in (a) [***] or (b) [***].

1.1.50 “Licensee Indemnified Parties” has the meaning set forth in Section 14.2.

1.1.51 “Licensee Invention Patents” has the meaning set forth in Section 9.3.3.

1.1.52 “Licensee Inventions” has the meaning set forth in Section 9.1.2(a).

1.1.53 “Licensee Patents” means all patent applications and patents that are Controlled by Licensee that claim (a) [***], or (b) [***].

1.1.54 “Losses” has the meaning set forth in Section 14.1.

1.1.55 “Net Sales” means, as to each calendar quarter, the gross invoiced sales prices charged for all Licensed Products sold by or for Licensee, its Affiliates and Sublicensees to independent Third Parties during such quarter, [***] with respect to sales of Licensed Products:

(a)	[***];

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(b)	[***];

(c)	[***]; and

(d)	[***].

All of the foregoing [***] shall be determined in accordance with GAAP. In the event that Licensee, its Affiliates or Sublicensees make any adjustments to such [***] have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled in the next report and payment of any royalties due.

In the event a Licensed Product is sold as part of a [***] during the applicable royalty reporting period, by the [***] in each case during the applicable royalty reporting period or, if sales of the Licensed Product [***] did not occur in such period or country, then in the most recent royalty reporting period in which [***] Licensed Product occurred in such country or if no such sales have occurred in such country, the [***] during the applicable royalty period. In the event that such [***].

1.1.56 “New Technologies” means any [***] (i) that are [***] Controlled by SGI, or (ii) that are first developed by SGI after the Effective Date and that are [***], including but not limited to the chemical compositions and the methods useful for [***].

1.1.57 “Notice of Dispute” has the meaning set forth in Section 19.3.1.

1.1.58 “Parties” means Licensee and SGI, and “Party” means either of them.

1.1.59 “Person” means a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture or an unincorporated organization.

1.1.60 “Personnel Fees” has the meaning set forth in Section 6.1.2.

1.1.61 “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients.

1.1.62 “Phase II Clinical Trial” means a controlled dose clinical trial prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

1.1.63 “Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support Regulatory Approval of a candidate drug.

1.1.64 “Publication” has the meaning set forth in Section 8.5.

1.1.65 “Receiving Party” has the meaning set forth in Section 8.1.

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1.1.66 “Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country. In the United States, its territories and possessions, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA.

1.1.67 “[***]” has the meaning set forth in Section 3.6.

1.1.68 “Replacement Antigen Fee” has the meaning set forth in Section 3.6.

1.1.69 “Reports” has the meaning set forth in Section 7.1.1.

1.1.70 “Research Fees” has the meaning set forth in Section 6.1.2.

1.1.71 “Research Fees Report” has the meaning set forth in Section 6.1.2.

1.1.72 “Research Plan” means the plan for the Research Program agreed upon by the Parties and attached hereto as Schedule A.

1.1.73 “Research Program” means the research program conducted pursuant to Article 2.

1.1.74 “Research Program Term” means the term of the Research Program set forth in Section 2.2.

1.1.75 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the later to occur of: (a) the tenth anniversary of the date of First Commercial Sale of the Licensed Product in such country; or (b) the expiration of the last to expire Valid Patent Claim that would be infringed by the sale of the Licensed Product in such country, if not for the licenses granted hereunder.

1.1.76 “Serious Adverse Drug Experience” shall mean any Adverse Drug Experience that is fatal or life-threatening, is permanently disabling, requires in-patient hospitalization or prolongation of existing hospitalization, results in a persistent or significant disability or incapacity, or is a congenital anomaly, or overdose, or other event which would constitute a “serious” adverse experience pursuant to the terms of 21 C.F.R. § 312.32 or 21 C.F.R. §314.80.

1.1.77 “SGI Indemnified Parties” has the meaning set forth in Section 14.1.

1.1.78 “SGI In-Licenses” means the following agreements between SGI and the indicated Third Parties: (a) [***].

1.1.79 “SGI Inventions” has the meaning set forth in Section 9.1.2(b).

1.1.80 “SGI Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and

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trade secrets Controlled by SGI, in each case that are not in the public domain, that relate to or are useful in the discovery, research, development, manufacture or use of Drug Conjugation Materials or ADCs for purposes of the offer and sale of Licensed Products in the Field, including but not limited to the chemical compositions and the methods useful for attaching the Drug Conjugation Materials to Antibodies. SGI Know-How shall exclude any [***].

1.1.81 “SGI Patents” means:

(a) any patents and patent applications listed in Schedule B to this Agreement (each, an “Existing SGI Patent”), which shall be amended from time to time to add any other patents and patent applications which shall be included as SGI Patents;

(b) any patents and patent applications covering SGI Know-How or SGI Inventions and, solely to the extent the parties so agree pursuant to [***], and Schedule B to this Agreement shall be amended from time to time to add patents or patent applications that arise from any of the foregoing;

(c) any future patents issued from any patent applications referred to above and any future patents issued from any continuation, continuation-in-part (to the extent Controlled by SGI), divisional or provisional of any of the foregoing patent applications or any patent applications from which the foregoing patents issued; and

(d) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, or counterparts of any of the foregoing.

1.1.82 “SGI Technology” means the SGI Patents, the Drug Conjugation Materials, the SGI Know-How, SGI’s rights in the Joint Inventions and the SGI Inventions. For purposes of clarification, SGI Technology shall include, without limitation, the technology comprising [***] in each case as set forth on Schedule B, or as may otherwise be identified as an SGI In-License pursuant to Section 1.1.78.

1.1.83 “Sublicensees” means any person or entity that is granted a sublicense under the SGI Technology by Licensee or its Affiliates in accordance with the terms of this Agreement.

1.1.84 “Supply Fees” has the meaning set forth in Section 5.3.

1.1.85 “Term” has the meaning set forth in Article 13.

1.1.86 “Territory” means all countries in the world.

1.1.87 “Third Party” means any person or entity other than Licensee, SGI and their respective Affiliates.

1.1.88 “Third Party Claim” has the meaning set forth in Section 14.1.

1.1.89 “Valid Patent Claim” means a claim (a) of any issued and unexpired SGI Patent (as applicable) which has not been revoked or held unenforceable or invalid by a decision

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of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any patent application contained in the SGI Patents (as applicable) which shall not have been pending on or after the [***] of the date of issuance of a first patent office communication during examination of the first application related thereto (in the relevant country), and shall not have been earlier cancelled, withdrawn or abandoned, and, on a country-by-country basis, which is enforceable on the operative date of inquiry by virtue of applicable law in such country.

1.2 Certain Rules of Interpretation in this Agreement and the Schedules.

1.2.1 Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars);

1.2.2 The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections;

1.2.3 The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

1.2.4 The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

1.2.5 Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

1.2.6 Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2

RESEARCH PROGRAM

2.1 Objective and Conduct of the Research Program. Licensee intends to conduct a Research Program, with SGI’s support, to evaluate ADCs for commercial development under this Agreement. Licensee acknowledges that, in addition to the licenses to the SGI Patents granted hereunder, the SGI Know-How transferred to Licensee under this Agreement contains valuable information that is critical to Licensee’s development of ADCs hereunder. SGI’s research activities hereunder which are designated by Licensee to be used in support of regulatory filings will be performed in a good scientific manner, consistent with Good

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Laboratory Practices. SGI shall deliver to Licensee a report summarizing the results of such research activities within [***] of the end of any calendar quarter in which such research activities were conducted.

2.2 Term of the Research Program. The initial term of the Research Program shall be for a period of [***] after the Effective Date (the “Initial Research Program Term”), [***]; provided, however, that, upon notice and payment to SGI of [***], Licensee may renew (prior to the end of Initial Research Program Term) the Research Program for an [***] (the “Extended Research Program Term”, and together with the Initial Research Program Term, the “Research Program Term”).

2.3 SGI Preparation of ADCs. SGI will prepare, in accordance with the procedures set forth in the Research Plan, such research quantities of ADCs as may be reasonably requested by Licensee using Antibodies supplied by Licensee to SGI and Drug Conjugation Materials manufactured by SGI, or by or on behalf of Licensee, and shall deliver the resulting ADCs to Licensee in accordance with the reasonable timelines requested by Licensee (or as otherwise set forth in the Research Plan). SGI will also provide Licensee, in accordance with Article 4 and the Research Plan, with [***]. All such Drug Conjugation Materials provided by SGI to Licensee hereunder will be deemed Confidential Information of SGI pursuant to Article 8.

2.4 Payment. Licensee shall pay SGI the amounts set forth in Section 6.1.2 for any research efforts or other assistance provided by SGI pursuant to Section 2.3.

2.5 Disclaimer. EXCEPT AS MAY BE OTHERWISE PROVIDED IN ARTICLE 12, NEITHER PARTY MAKES ANY REPRESENTATION OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE DRUG CONJUGATION MATERIALS, ANTIBODIES, ANTIGENS, ADCs OR LICENSED PRODUCTS, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

ARTICLE 3

EXCLUSIVE LICENSE

3.1 Exclusive License Grant. Upon payment of the ADC Access Fee set forth in Section 6.1.1, subject to the terms and conditions of this Agreement, SGI shall be automatically deemed to grant to Licensee a worldwide, exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 3.2, to discover, research, develop, make, have made, import, have imported and use, Licensed Products in the Field and Drug Conjugation Materials for the offer and sale of Licensed Products in the Field in the Territory (the “Exclusive License”). The Exclusive License shall continue for the Royalty Term, unless earlier terminated pursuant to Article 13, subject to payment of applicable milestones, royalties and the Exclusive License Renewal Fees set forth in Section 6.2.

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3.2 Rights to Sublicense.

3.2.1 Licensee shall have the right to grant sublicenses of the rights granted to Licensee pursuant to this Agreement to any Affiliate or any Third Party, subject to the restrictions contained in this Section 3.2 and the requirements of Section 3.4. Licensee shall not have the right to sublicense the SGI Technology outside the scope of the license granted in Section 3.1, including to develop further Drug Conjugation Materials on a stand alone basis or to create ADCs that include or are based upon any Antibodies that do not bind to the Designated Antigen or Replacement Antigen, if any.

3.2.2 Licensee agrees that it shall have responsibility to make payments to SGI for the achievement of any milestones set forth in Section 6.5 by its Sublicensee(s), and to pay royalties on Net Sales of any Licensed Products by any such Sublicensee(s) pursuant to Section 6.3 (subject to reduction in accordance with Section 6.4). In addition, Licensee shall be responsible for the compliance by its Sublicensee(s) with all terms of this Agreement applicable to Licensee (including all terms of this Agreement identified as applicable to such Sublicensee(s)). Licensee shall also require any such Sublicensee(s) to agree in writing to keep books and records and permit SGI to review the information concerning such books and records in accordance with Section 7.2.

3.2.3 Licensee shall notify SGI of each sublicense granted to Affiliates or Third Parties and shall provide SGI with the name and address of each Sublicensee and a description of the rights granted and the territory covered by each Sublicensee.

3.3 [***]. The Exclusive License shall extend to [***] as follows: SGI shall promptly notify Licensee of any [***] to which it obtains rights (with the right to grant sublicenses thereunder) during the Term by providing to Licensee a [***], including all [***] under which Licensee would be able to access such [***]. If Licensee is interested in practicing such [***], the Parties shall discuss in good faith modifications to this Agreement to reflect the terms governing Licensee’s access to any [***] pursuant to this Agreement, which shall include without limitation Licensee’s agreement to [***]; provided, however, that in no event shall the costs to Licensee associated with Licensee’s use of such [***] exceed the amount of any [***].

3.4 Compliance with the SGI In-Licenses.

3.4.1 Licensee, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the SGI In-Licenses listed in Schedule C (unless such obligations, conditions or covenants have been redacted by SGI in the version of SGI In-License delivered to Licensee), and any amendments thereto following written disclosure thereof to Licensee, to the extent (i) expressly applicable to sublicensees under such SGI In-Licenses, and (ii) technology included within such SGI In-License is being utilized in the Research Program or is incorporated into a Licensed Product. Licensee shall be entitled to all rights expressly provided sublicensees under the terms of the SGI In-Licenses, including but not limited to the rights provided under [***]. The Parties agree that BMS is a Third Party beneficiary to this Agreement to the extent SGI Technology includes BMS Technology. SGI shall use best efforts to include in each SGI In-License executed after the Effective Date a provision requiring the licensor of such rights to treat Licensee as a direct licensee under the terms of such SGI In-License in the event that such SGI In-License is terminated; provided that Licensee is then in compliance with the terms of such SGI In-License.

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3.4.2 SGI shall perform all obligations required to be performed by it under each SGI In-License in accordance with the terms and conditions of each such SGI In-License, and SGI will use its Commercially Reasonable Efforts to maintain each SGI In-License in full force and effect. SGI will not [***]. In the event that SGI receives notice of a material breach of any SGI In-License, SGI shall immediately inform Licensee of receipt of such notice.

3.4.3 SGI will not [***] any [***] to an [***] that [***].

3.5 Limited License to SGI. Subject to the provisions of this Agreement, Licensee hereby grants to SGI, during the Research Program Term, a non-exclusive, royalty-free, non-sublicenseable (except to the extent that the Research Plan provides for the use of a Third Party subcontractor by SGI) license under the Licensee Patents and Licensee Know-How in the Territory, for the sole purpose of enabling SGI to perform its obligations under Article 2 and the Research Plan.

3.6 [***]. At any time during the [***], Licensee shall have the right to [***] subject to and in accordance with the procedures described below and upon payment of [***]. Once the Designated Antigen [***], such Designated Antigen shall be considered the “Former Designated Antigen” and (a) [***] and (b) [***] provided, however, that the terms of this Section 3.6 shall not be deemed to grant to SGI any rights in the Licensee Patents, Licensee Know-How, Licensee Inventions, Licensee Invention Patents, or Joint Inventions, beyond the [***]. For the avoidance of doubt, the grant of this license is not [***]. Thereafter, the [***] shall be considered the Designated Antigen for purposes of this Agreement (except, for the limited purpose of the license provided in [***]) to the extent the Designated Antigen is considered the Former Designated Antigen and this Agreement shall be appropriately amended or modified to establish the [***] as the Designated Antigen. The [***], will have no effect on the intellectual property ownership rights of the parties relating to such Designated Antigen as such rights existed on the date of the replacement. In addition, upon designation of the [***].

3.7 Availability of [***]. To determine if an Antigen is available to become the [***], Licensee shall provide SGI with a [***], including to the extent available, the [***], which Licensee desires to [***] for purposes of this Agreement. Within [***], SGI shall notify Licensee in writing whether the Exclusive License is available with respect to such Antigen. If the Exclusive License is available for such Antigen, such Antigen shall [***]. The Parties hereby acknowledge and agree that an Antigen [***] (a) [***] or (b) [***].

ARTICLE 4

TECHNOLOGY DISCLOSURE

As soon as reasonably practicable following the Effective Date, and from time to time during the Term upon the reasonable request of Licensee, SGI shall deliver to Licensee, in such form as may reasonably be requested by Licensee from time to time, the SGI Know-How as is necessary or reasonably useful to enable Licensee to manufacture or have manufactured and use the Drug Conjugation Materials and the ADCs as provided in this Agreement, including, without limitation, available written or electronic information relating to the [***]. During the Term, upon Licensee’s reasonable request, SGI will provide Licensee, or such Affiliate of Licensee as

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may be designated by Licensee, with assistance and training regarding the manufacture and/or use of Drug Conjugation Materials and ADCs; provided that if in-person assistance is required, such assistance shall take place upon at least [***] prior written notice to SGI at SGI’s facilities, unless otherwise mutually agreed upon. Licensee shall pay to SGI for such assistance an amount equal to the Personnel Fees in accordance with Section 6.1.2 for SGI employees providing such assistance.

ARTICLE 5

DEVELOPMENT AND COMMERCIALIZATION; MANUFACTURING

5.1 Diligence. Licensee shall use Commercially Reasonable Efforts to develop, commercialize and market Licensed Products. Notwithstanding the foregoing, Licensee shall have [***].

5.2 Funding and Progress Reports. Except as set forth herein, as between SGI and Licensee, Licensee shall be solely responsible for funding all costs of the development and commercialization of Licensed Products. Beginning on [***], and annually thereafter within [***] following the [***], Licensee shall provide SGI with a written report summarizing Licensee’s significant activities related to research and development of Licensed Products and status of clinical trials and applications for Regulatory Approval necessary for marketing Licensed Products. Such reports shall be deemed Licensee’s Confidential Information for the purposes of Article 8.

5.3 Manufacturing.

5.3.1 Except as otherwise set forth in this Agreement, Licensee shall be responsible for all manufacturing and supply of Licensed Products. Licensee shall pay SGI for all Drug Conjugation Materials and/or ADCs supplied by SGI to Licensee under Section 2.3 at the [***] (the “Supply Fees”).

5.3.2 SGI shall, upon request by Licensee (i) [***], and (ii) provide Licensee, or Third Parties manufacturing Drug Conjugation Materials on behalf of Licensee, such assistance related to the manufacture of Drug Conjugation Materials as may reasonably be requested by Licensee pursuant to the terms of Article 4 and the Research Plan. Notwithstanding the foregoing, SGI shall [***].

5.3.3 SGI shall, upon reasonable request by Licensee, [***].

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ARTICLE 6

FEES, ROYALTIES AND PAYMENTS

6.1 Research Fees. Licensee shall pay to SGI the following amounts in consideration of the Research Program:

6.1.1 Within ten (10) days of the Effective Date, Licensee shall pay to SGI the sum of Two Million U.S. Dollars ($2,000,000) by wire transfer of immediately available funds (the “ADC Access Fee”).

6.1.2 Licensee shall pay SGI at a rate of [***] per FTE for the performance by such FTEs as requested by Licensee pursuant to Sections 2.4, 5.3.2 and 5.3.3 and Articles 2, 4 and 11 of this Agreement (the “Personnel Fees”). Commencing upon the [***] of the Effective Date and upon every [***] thereafter, the Personnel Fees will increase by [***] per FTE per year. The Personnel Fees and the Supply Fees are collectively referred to herein as the “Research Fees”. For purposes of clarification, costs for labor that are appropriately includable within the calculation of Personnel Fees shall not be included in the calculation of Supply Fees. Within [***] days after the end of each [***], SGI shall submit a report to Licensee supporting the calculation of the Research Fees due for such [***] (a “Research Fees Report”). Licensee shall pay all Research Fees to SGI within [***] of receipt of each Research Fees Report.

6.1.3 SGI shall be obligated to maintain all books and records relating to Research Fees billed to Licensee during the Term. Licensee shall have the right to engage an independent certified public accounting firm of internationally recognized standing, selected by Licensee and reasonably acceptable to SGI, to audit the books and records of SGI related to the Research Fees to verify the accuracy of the Research Fees Reports upon at least [***] prior notice and [***]. Such accountants may audit the books and records relating to the Research Fees Reports for any year [***] of such request. The accounting firm shall disclose to Licensee only whether such Research Fees Reports were correct or not, and the specific details concerning any discrepancies. No other information obtained by such accountants shall be shared with Licensee. If such accounting firm concludes that there was an overpayment of the Research Fees during any time period that is subject to the audit, SGI shall refund such overpayment within [***] of the date Licensee delivers to SGI such accounting firm’s written report so correctly concluding. The fees charged by such accounting firm shall be paid by [***]; provided, however, if the audit discloses that the Research Fees charged for the audited period are more than [***] of the Research Fees actually due for such period, then [***] shall pay the reasonable fees and expenses charged by such accounting firm. If such accounting firm concludes that the Research Fees paid were less than what was owed during such period, Licensee shall pay the amount of any underpayment within [***] of the date Licensee receives such accounting firm’s written report so concluding.

6.2 License Maintenance Fees. Licensee shall be [***] to SGI in the sum of [***] by wire transfer of immediately available funds (the “Exclusive License Renewal Fee”) on [***]. Notwithstanding the foregoing, the Exclusive License Renewal Fee [***].

6.3 Royalties Payable by Licensee. In consideration for the Exclusive License granted to Licensee herein, during the Royalty Term, and subject to Section 6.4, Licensee shall pay to SGI royalties on Net Sales of Licensed Products. Such royalties shall be paid at the following rates, determined on a Licensed Product-by-Licensed Product basis as set forth below:

6.3.1 [***] of the first [***] in aggregate [***] of the [***] in [***];

6.3.2 [***] of the portion of aggregate [***] of the [***] between [***]; and

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6.3.3 [***] of the portion of aggregate [***] of the [***] in excess of [***].

In establishing the royalty structure of this Section 6.3, the Parties recognize, and Licensee acknowledges, the substantial value of the various actions and investments undertaken by SGI prior to the Effective Date. Such value is significant and in addition to the value of SGI’s grant to Licensee of the Exclusive License pursuant to Section 3.1, as it enables the rapid and effective development and commercialization of the Licensed Products in the Territory. Therefore, the Parties agree that the royalty payments calculated as a percentage of [***] (plus the license fee, milestone payments and other payment provided for elsewhere herein) provide fair compensation to SGI for these additional benefits.

6.4 Royalty Reductions. During the Royalty Term, the royalties otherwise payable under Section 6.3 shall be [***]:

6.4.1 With respect to any country in which royalties are payable in accordance with Section 6.3 above, during any period in which there is [***], the royalty rate otherwise in effect under Section 6.3 shall be [***] in such country during such period.

6.4.2 With respect to any country in which royalties are payable in accordance with Section 6.3 above, during any period in which [***], the royalties otherwise payable in accordance with Section 6.3 shall be [***] in such country during such period.

6.4.3 Licensee shall be solely responsible for paying all royalties owed to Third Parties by either Licensee or by SGI under SGI In-Licenses on account of sales of Licensed Products, including royalties owed due to use of the SGI Technology; [***]. SGI represents and warrants that all Third Party royalties owed pursuant to the SGI In-Licenses existing as of the Effective Date are described in Schedule B (“Existing Third Party Royalties”).

6.4.4 If the sum of (a) the royalties payable by Licensee, its Affiliates or Sublicensees to SGI under [***] (taking into account Sections 6.4.1 and 6.4.2) and (b) the Existing Third Party Royalties payable by Licensee, its Affiliates or Sublicensees pursuant to Section 6.4.3 [***], then the royalties otherwise due and payable by Licensee under Section 6.3 shall be [***] of any royalties due by Licensee with respect to [***] of a [***] in such year that [***] of such Net Sales; provided, however, that in no event shall the royalty payments due and payable to SGI pursuant to Section 6.3 with respect to a Licensed Product in any calendar year be [***] of the amount that would otherwise be owed to SGI under [***].

6.5 Milestone Payments. As additional consideration for the licenses, rights and privileges granted to it hereunder, Licensee shall pay to SGI the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the first [***], whether such events are achieved by Licensee, its Affiliates or Sublicensees, as follows:

6.5.1 Upon [***];

6.5.2 Upon [***];

6.5.3 Upon [***];

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6.5.4 Upon [***];

6.5.5 Upon [***];

6.5.6 Upon [***]; and

6.5.7 Upon [***].

If any of the milestone events set forth in Sections 6.5.1 through 6.5.6 above is achieved before a preceding milestone, then such payment shall be deemed to become due within [***] of the achievement of the subsequent milestone. [***].

6.6 Payment Terms. Royalties shown to have accrued by each Report provided for under Article 7 of this Agreement shall be due on the date such Report is due pursuant to Section 7.1.3.

6.7 Payment Method. All payments by Licensee to SGI under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by SGI in writing.

6.8 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Product is sold, payment shall be made through such lawful means or method as the Parties reasonably shall determine.

6.9 Withholding Taxes. Licensee shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by Licensee, its Affiliates or Sublicensees, to the extent Licensee, its Affiliates or Sublicensees pay such withheld amounts to the appropriate governmental authority on behalf of SGI. Licensee shall use Commercially Reasonable Efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SGI by Licensee, its Affiliates or Sublicensees. Licensee promptly shall deliver to SGI proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with SGI in seeking any related tax credits that may be available to SGI with respect thereto.

ARTICLE 7

ROYALTY REPORTS AND ACCOUNTING

7.1 Reports, Exchange Rates.

7.1.1 During the Royalty Term, Licensee shall furnish to SGI, within [***] of the end of each [***], a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, with respect to such [***], (a) the gross sales of Licensed Products sold by Licensee, its Affiliates and its Sublicensees in the Territory during such [***] and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon such Net Sales of Licensed

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Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Licensed Product in each country in the Territory, if it has occurred during such [***]; and (e) the exchange rates (as determined pursuant to Section 7.1.4 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

7.1.2 Licensee shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Affiliates and Sublicensees to make Reports to Licensee sufficiently in advance of Licensee’s reporting deadline under Section 7.1.1 so as to enable Licensee to meet such deadlines and to keep and maintain records of sales made pursuant to each sublicense as if such sales were by Licensee for the purpose of Section 7.1.1.

7.1.3 Licensee shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

7.1.4 With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due to SGI hereunder shall be expressed in U.S. dollars. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expenses shall be expressed in the domestic currency of the entity making the sale, together with the U.S. dollar equivalent, calculated using the [***].

7.2 Audits.

7.2.1 Upon the written request of SGI and with at least [***] prior written notice, but not more than [***] in any [***], Licensee shall permit an independent certified public accounting firm of internationally recognized standing, selected by SGI and reasonably acceptable to Licensee, at SGI’s expense, to have access during normal business hours to such of the records of Licensee as required to be maintained under this Agreement to verify the accuracy of the Reports due hereunder. Such accountants may audit records relating to Reports made for any year [***]. The accounting firm shall disclose to SGI only whether the Reports were correct or not, and the specific details concerning any discrepancies. No other information obtained by such accountants shall be shared with SGI. The accounting firm shall provide a copy of its report to Licensee at the same time that such report is provided to SGI.

7.2.2 If such accounting firm concludes that any royalties were owed but not paid to SGI, Licensee shall pay the additional royalties within [***] after the date of such determination. The fees charged by such accounting firm shall be paid by [***]; provided, however, if the audit discloses that the royalties payable by Licensee for the audited period are more than [***] of the royalties actually paid for such period, then [***] shall pay the reasonable fees and expenses charged by such accounting firm. If such accounting firm concludes that the royalties paid were more than what was owed during such period, SGI shall refund the overpayments within [***] of the date SGI receives such accounting firm’s written report so concluding.

7.3 Confidential Financial Information. SGI shall treat all financial information subject to review under this Article 7 or under any sublicense agreement as Confidential

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Information of Licensee as set forth in Article 8, and shall cause its accounting firm to retain all such financial information in confidence under terms substantially similar to those set forth in Article 8.

ARTICLE 8

CONFIDENTIALITY

8.1 Non-Disclosure Obligations. Except as otherwise provided in this Article 8, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by, or in the exercise of its rights and performance of its obligations under, this Agreement, all Confidential Information, of the other Party. “Confidential Information” means all confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement or the Research Collaboration Agreement, including but not limited to, information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products and any other materials that have not been made available by the Disclosing Party to the general public. Confidential Information of SGI shall include SGI Know-How, Drug Conjugation Materials and SGI’s interest in any Inventions and New Technologies. Confidential Information of Licensee shall include Licensee Know-How, Licensee ADC Know-How and Licensee’s interests in all Inventions. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

8.2 Permitted Disclosures. Notwithstanding the foregoing, but subject to the last sentence of this Section 8.2, information, documents and materials will not be considered as “Confidential Information” and the provisions of Section 8.1 shall not apply to information, documents or materials that the Receiving Party can conclusively establish:

8.2.1 have become published or otherwise entered the public domain other than by breach of this Agreement by the Receiving Party or its Affiliates;

8.2.2 have become known to the Receiving Party by disclosure from a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the Disclosing Party on a confidential basis;

8.2.3 prior to disclosure under the Agreement, was already in the possession of the Receiving Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party;

8.2.4 are required to be disclosed by the Receiving Party to comply with any applicable law, regulation or court order, provided that the Receiving Party shall provide prior

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notice of such disclosure to the Disclosing Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure; and

8.2.5 is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon the Confidential Information.

8.3 Terms of the Agreement. Except as otherwise provided in this Article 8, Licensee and SGI shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable laws, regulations or a court order or to comply with rules of a securities exchange, in which case the disclosing Party shall provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures.

8.4 Press Releases and Other Disclosures to Third Parties. Except as otherwise provided in this Article 8, neither SGI nor Licensee will, without the prior written consent of the other which consent will not be unreasonably withheld, conditioned or delayed, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for (i) an initial press release mutually agreed upon by the Parties, (ii) disclosures made in compliance with Sections 8.2, 8.3 and 8.5, (iii) disclosures made to attorneys, consultants, accountants and other service providers retained by SGI or Licensee; provided, that such service providers are under obligations of confidentiality at least as restrictive as those contained herein. Notwithstanding anything contained in this Article 8 to the contrary, Licensee and its Affiliates shall be entitled to disclose the terms of this Agreement and information and results arising hereunder (including clinical trial results) to governmental agencies, including but not limited to the Securities and Exchange Commission and the FDA, if in the reasonable opinion of their respective counsel such disclosure is necessary to comply with law; provided, however, that such disclosure shall be sent to SGI for review no later than [***] prior to sending to such governmental agencies and Licensee and its Affiliates shall redact those portions of such disclosure as reasonably requested by SGI in accordance with applicable laws or regulations in order to protect SGI’s Confidential Information to the extent that such redaction would not, in the good faith belief of Licensee or its Affiliates, as applicable, result in violation of applicable law.

8.5 Publications Regarding Results of the Research Program. Neither Party may publish, present or announce results of the Research Program either orally or in writing (a “Publication”) without complying with the provisions of this Section 8.5. The other Party shall have [***] from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall reasonably take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for [***] any such Confidential Information of the other Party (if the other Party has requested deletion

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thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party; provided, however, that such [***] period shall be extended for an additional reasonable period of time if the non-publishing Party is diligently pursuing appropriate means to protect its intellectual property.

ARTICLE 9

INVENTIONS AND PATENTS

9.1 Ownership of Inventions.

9.1.1 Disclosure of Inventions. Each Party shall promptly disclose to the other Party Inventions made by such Party during the Term.

9.1.2 Ownership of Inventions. All right, title and interest in all Inventions shall be owned as follows:

(a) Licensee shall own and have the sole right in accordance with Section 9.2.2 to file patent applications on all Inventions that (i) are made solely by one or more employees, agents or consultants of [***] or (ii) are made solely by [***] (“Licensee Inventions”). To the extent that any Licensee Inventions shall have been made solely by [***]. For the avoidance of doubt, Licensee shall [***], including without limitation patents or patent applications claiming compositions of matter or methods of use of Licensed Products.

(b) SGI shall own and shall have the sole right in accordance with Section 9.2.2 to file patent applications on all Inventions that (i) are made solely by one or more employees, agents or consultants of [***] or (ii) are made solely by [***] (“SGI Inventions”). To the extent that any SGI Inventions shall have been made solely by [***].

(c) Except as set forth in Sections 9.1.2 (a) and 9.1.2 (b), Licensee and SGI shall jointly own all other Inventions (“Joint Inventions”).

(d) Inventorship, for the purposes of this Agreement, shall be determined in accordance with U.S. patent law.

9.2 Patent Prosecution and Maintenance.

9.2.1 SGI shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all SGI Patents. SGI shall, at its sole expense, prepare, file, prosecute and maintain such SGI Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Licensee in so doing. SGI shall promptly provide Licensee a copy of all material, publicly available filings related to the SGI Patents to the extent such SGI Patents are related to a Licensed Product.

9.2.2 Each Party shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of any patents and patent applications claiming

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Inventions owned [***] by it in accordance with [***] and shall, [***] in good faith consistent with [***]. Patents and patent applications claiming Inventions owned [***] shall be controlled, prepared, filed, prosecuted and maintained by [***]. The Party responsible for filing and controlling patent prosecution and maintenance for Inventions shall provide to the other Party copies of any response, document or communication with patent authorities that could materially affect the scope of any patent or patent application covering Inventions or detrimentally effect the rights of the Parties in such inventions in any way, at least [***] prior to the planned submission or communication. Such other Party shall have the opportunity to comment on the response or document within such [***] period, which comments shall be reasonably considered by the Party primarily responsible for the prosecution.

9.2.3 If either Party decides not to continue prosecuting patent applications or not to maintain a patent claiming an Invention assigned to such Party pursuant to Section 9.1 in whole or in part, then such Party shall promptly so notify the other Party (which notice shall be at least [***] before any relevant deadline for such patent application or patent). Thereafter, the other Party shall have the right to prosecute or maintain such patent application or patent, at such Party’s sole expense. The Party responsible for filing and controlling patent prosecution and maintenance for Inventions shall provide to the other Party copies of any response, document or communication with patent authorities that could materially affect the scope of any patent or patent application covering Inventions or detrimentally effect the rights of the Parties in such Inventions in any way, at least [***] prior to the planned submission or communication. Such other Party shall have the opportunity to comment on the response or document within such [***] period, which comments shall be reasonably considered by the Party primarily responsible for the prosecution.

9.2.4 The Parties shall at all times fully cooperate in order to reasonably implement the foregoing provisions, such cooperation may include the execution of necessary legal documents, coordinating prosecution to avoid issues during prosecution including enablement, estoppel and double patenting, and the provision of the assistance of its relevant personnel. Further, notwithstanding anything to the contrary herein, neither Party shall disclose in any patent application, patent or publication of such party the Confidential Information of the other Party without prior written consent.

9.3 Enforcement of SGI Patents.

9.3.1 SGI shall have the first right, [***], but not the obligation, to determine the appropriate course of action to enforce the [***] or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the [***], to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the [***]; provided, that SGI shall not settle any such action in a manner that would materially negatively affect the rights or obligations of Licensee hereunder without Licensee’s prior consent, which consent shall not be unreasonably withheld. SGI shall in good faith consider the interests of Licensee in conducting the foregoing activities. All monies recovered upon the final judgment or settlement of any such suit to enforce any [***] with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with technologies related to the manufacture or use of Drug Conjugation Materials or ADCs shall be [***]. In the event Third Parties have

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rights in the SGI Patents under other license agreements between SGI and such Third Parties, such recoveries shall be [***]. Licensee shall reasonably cooperate with SGI in any such action at SGI’s expense, to enforce the SGI Patents, including being joined as a party to such action if necessary.

9.3.2 If [***] fails to take any action to enforce the [***] or control any litigation with respect to the [***] with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with technologies related to the manufacture or use of Drug Conjugation Materials or ADCs within a period of ninety (90) days after the Parties receive reasonable notice of the infringement of the [***], then [***]. In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any [***] shall be retained by [***]. In the event Third Parties have rights in the SGI Patents under other license agreements between SGI and such Third Parties, such recoveries shall be [***]. In such a case, SGI shall reasonably cooperate with Licensee, [***], in its efforts to enforce the [***], including being joined as a party to such action if necessary. In no event may Licensee assert an argument or settle a suit in a manner which would render a claim in the [***] invalid or unenforceable without SGI’s prior written consent.

9.3.3 [***] shall have the right, at its sole expense, to determine the appropriate course of action to enforce patents claiming [***], or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the [***], to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the [***]. All monies recovered upon the final judgment or settlement of any such suit to enforce any [***]. SGI shall reasonably cooperate with Licensee, at Licensee’s expense, in any action to enforce the [***].

9.3.4 In the event either Party becomes aware of an infringement by a Third Party of a Joint Patent, it shall promptly notify the other Party and the Parties shall determine a mutually agreeable course of action; provided, however, that if such infringement relates to a [***], or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Joint Patents, to control any litigation or other enforcement action and to enter into or permit the settlement of any such litigation or enforcement action with respect to such Joint Patent; provided, however, that in no event shall any Party make an argument or settle a dispute which would render a claim in a Joint Patent to be invalid or unenforceable or that would materially negatively affect the rights of the other Party with respect to such Joint Patent without the other Party’s prior written consent. All monies recovered upon the final judgment or settlement of any such suit to enforce any Joint Patent shall be [***].

9.4 Prior Patent Rights. Notwithstanding anything to the contrary in this Agreement, with respect to any SGI Patents that are subject to the SGI In-Licenses, the rights and obligations of the Parties under Section 9.2 and 9.3 shall be subject to SGI’s licensors’ rights to participate in and control prosecution, maintenance and enforcement of such SGI Patents, and to receive a share of damages recovered in such action, in accordance with the terms and conditions of the applicable SGI In-License.

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ARTICLE 10

INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

If Licensee, SGI or any of their respective Affiliates or Sublicensees, is sued by a Third Party for infringement of a Third Party’s patent because of the research, development, manufacture, use or sale of Licensed Products, the Party that has been sued shall promptly notify the other Party in writing within ten (10) days of its receipt of written notice of such suit. The notice shall set forth the material facts to the extent available to the relevant Party, including the nature of the claims made and the patents with respect to which infringement is claimed. Licensee shall have the first right, but not the obligation, to defend against such suit at its sole cost and expense, with counsel chosen by Licensee; provided, that if such suit relates primarily to the [***] specifically, then [***] shall have the first right, but not the obligation, to defend against such suit at its sole cost and expense. Each Party agrees to be joined as a party if necessary to defend the action or proceeding and shall provide all reasonable cooperation, including any necessary use of its name, required to defend against such suit. The Party controlling the defense of such suit shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that such Party shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned. If, prior to the expiration of [***] from such claim being brought, or such sooner period as may be necessary to appropriately respond to said claim, the responsible Party has not elected to defend such action or proceeding, or if the responsible Party shall notify the other Party at any time prior thereto of its intention not to defend such action or proceeding, then, and in those events only, the other Party shall have the right, but not be obligated, to defend and control any action or proceeding. Each Party agrees to be joined as a party if necessary to defend the action or proceeding and shall provide all reasonable cooperation, including any necessary use of its name, required to defend against such suit.

ARTICLE 11

REGULATORY ASSISTANCE

All Regulatory Approvals with respect to Licensed Products in the Field in the Territory shall be in the name of Licensee or its Sublicensee. Licensee shall have exclusive control and authority over, and responsibility for, the regulatory strategies relating to the development and commercialization of all Licensed Products in the Field in the Territory, including, without limitation: (a) the preparation of all documents submitted to Regulatory Authorities and the filing of all submissions relating to Regulatory Approval of Licensed Products in the Field in the Territory (including each IND); and (b) all regulatory actions, communications and meetings with any governmental authority with respect to any Licensed Product in the Field in the Territory. Upon the request of Licensee, SGI shall use Commercially Reasonable Efforts to provide to Licensee on a timely basis such information as may be required or useful for the foregoing regulatory activities, and otherwise provide reasonable assistance to Licensee in complying with all regulatory obligations, including certifications and product approvals. Licensee shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities with respect to any Licensed Product in the Field in the Territory. Except as required

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by applicable law or in response to a request of Licensee, SGI shall not communicate directly with the FDA or any other governmental authority relating to any Licensed Product without the prior written consent of Licensee. In furtherance thereof, SGI shall refer all FDA communications relating to any Licensed Product to Licensee. SGI shall cooperate with Licensee to provide all reasonable assistance and take all actions reasonably requested by Licensee that are necessary to comply with any law in the Territory applicable to any Licensed Product in the Field. SGI hereby [***] required to support the filing of all submissions relating to Regulatory Approval of a Licensed Product in the Field in the Territory, solely for purposes of allowing Licensee to obtain and maintain submissions relating to Regulatory Approvals for Licensed Products in the Field in the Territory. In furtherance of the foregoing, SGI shall, promptly upon request of Licensee, deliver a letter to the FDA, in form and substance reasonably acceptable to Licensee, authorizing Licensee to reference the drug master files of SGI. SGI will inform Licensee of all changes to drug master files that will or might be reasonably likely to affect the regulatory filings of Licensee. Licensee shall reimburse SGI for any out of pocket costs incurred by SGI in providing any such information plus an amount equal to SGI’s then current Personnel Fee for SGI’s personnel engaged in such activities, as set forth in Section 6.1.2.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties.

12.1.1 This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party.

12.1.2 The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.1.3 SGI represents and warrants that it has the right to grant the licenses and sublicenses granted herein and that as of the Effective Date it has [***] in connection with activities to be conducted hereunder. Licensee represents and warrants that it has the right to grant the licenses granted to SGI herein and that as of the Effective Date it has [***].

12.1.4 Licensee and SGI shall comply in all material respects with all applicable laws, rules and regulations in the development and commercialization of Licensed Products and each shall cause its Affiliates and Sublicensees to do the same.

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12.2 Additional SGI Representations, Warranties and Covenants. SGI represents, warrants and covenants to Licensee that:

12.2.1 all Third Party royalties owed pursuant to the existing SGI In-Licenses are listed in Schedule B.

12.2.2 all patents and patent applications included within the SGI Patents listed on Schedule B are existing and, [***], in whole or in part;

12.2.3 all inventors of any inventions included within the SGI Patents listed on Schedule B have [***] and (ii) to [***];

12.2.4 each of the SGI In-Licenses are in [***] of each of the parties thereto and are in the form previously furnished to Licensee;

12.2.5 SGI (i) has the right to grant the licenses granted herein; (ii) Controls the patents and patent applications listed on Schedule B and (iii) that as of the Effective Date it has [***];

12.2.6 the [***];

12.2.7 the [***];

12.2.8 neither [***];

12.2.9 there are no claims, judgments or settlements against SGI pending or, [***];

12.2.10 it has obtained the [***]; and

12.2.11 [***].

12.3 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

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ARTICLE 13

TERM AND TERMINATION

13.1 Term. Unless earlier terminated pursuant to this Article 13, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in full force and effect until the expiration of the last to expire Royalty Term.

13.2 Termination by Licensee. Licensee shall have the right to terminate this Agreement in its entirety by providing not less than [***] prior written notice to SGI of such termination.

13.3 Termination for Cause. Either Party may terminate this Agreement for material breach by the other Party (the “Breaching Party”) of any material provision of the Agreement, if the Breaching Party has not cured such breach within [***] after notice thereof. In addition, all rights and obligations under an SGI In-License sublicensed under this Agreement shall terminate upon [***] prior written notice by SGI if Licensee performs any action that would constitute a breach of any material provision of such SGI In-License Agreement [***] and fails to cure such breach within such sixty (60) day period; provided, however, such cure period may be extended by mutual written consent of the Parties. All rights and obligations under the [***].

13.4 Termination Upon Insolvency. Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, (c) such other Party shall propose or be a party to any dissolution or liquidation, or (d) such other Party shall make an assignment for the benefit of its creditors.

13.5 Effect of Expiration and Termination.

13.5.1 Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (a) obligations, including payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (b) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 8, 9, 10, 13, 14, 18 and 19, Sections 6.1.2, 7.2 and 7.3 and any payment obligations pursuant to Section 6 incurred prior to termination.

13.5.2 Subject to Section 13.5.3, all licenses granted by SGI to Licensee hereunder, including the Exclusive License, and all sublicenses granted by Licensee hereunder, will immediately terminate upon termination of this Agreement pursuant to Sections 13.2, 13.3 (if SGI is terminating party) or 13.4 (if SGI is terminating party).

13.5.3 Upon termination of this Agreement for any reason, any Sublicensee hereunder who has not breached its sublicense in any material respect shall be entitled to receive a license directly from SGI granting rights substantially the same in all material respects as those

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granted in such sublicense and containing obligations as a licensee identical to those set forth in this Agreement; provided, however, that (a) each such Sublicensee shall expressly agree in writing to be bound by the terms and conditions of such direct license, and (b) the obligations of SGI under any such direct license shall be no greater than the obligations of SGI hereunder.

13.5.4 Upon the expiration of the Royalty Term, SGI shall grant, and shall by this provision be deemed to have granted, to Licensee a royalty-free, perpetual, worldwide, nonexclusive license to use the SGI Technology to make, have made, import, have imported and use Drug Conjugation Materials and Licensed Products, for the offer for sale and sale of Licensed Products, with no further obligation to SGI.

13.5.5 Upon any termination of the Exclusive License, except by Licensee in accordance with [***], Licensee shall be automatically deemed to grant to [***].

13.6 [***]. Notwithstanding the foregoing, such election shall not preclude the exercise by Licensee of any other remedies available to it under the terms of this Agreement, in law or in equity.

ARTICLE 14

INDEMNITY

14.1 Licensee. Licensee shall defend SGI and its Affiliates at Licensee’s cost and expense, and will indemnify and hold SGI and its Affiliates and their respective directors, officers, employees and agents (the “SGI Indemnified Parties”) harmless from and against any and all losses, costs, damages, fees or expenses (including reasonable attorney’s fees and expenses) (“Losses”) incurred in connection with or arising out of any Third Party claim (a “Third Party Claim”) relating to (i) any material breach by Licensee of this Agreement, (ii) any gross negligence or willful misconduct of Licensee in the exercise of any of its rights or the performance of any of its obligations under this Agreement, or (iii) any liability or other claims arising from the manufacture, handling, packaging, storage, sale or other disposition of any Licensed Product by Licensee or any of its Affiliates or Sublicensees; provided, however, that the obligations set forth in this Section 14.1 shall not apply to the extent that such Losses were incurred in connection with, or have arisen out of, any act or omission of gross negligence or willful misconduct on the part of SGI for which SGI would otherwise be required to indemnify the Licensee Indemnified Parties pursuant to Section 14.2.

14.2 SGI. SGI shall defend Licensee and its Affiliates at SGI’s cost and expense, and will indemnify and hold Licensee and its Affiliates and their respective directors, officers, employees and agents (the “Licensee Indemnified Parties”) harmless from and against any and all Losses incurred in connection with or arising out of any Third Party Claim relating to (i) any material breach by SGI of this Agreement, (ii) any gross negligence or willful misconduct of SGI in the exercise of any of its rights or the performance of any of its obligations under this Agreement, (iii) any product liability, clinical trial liability or other claims arising from the manufacture, handling, packaging, storage, sale or other disposition of any Drug Conjugation Materials or ADCs by SGI or its Affiliates, or (iv) an SGI In-License Agreement for which SGI would be entitled to indemnification thereunder; provided, however, that the obligations set forth

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in this Section 14.2 shall not apply to the extent that such Losses were incurred in connection with, or have arisen out of, any act or omission of gross negligence or willful misconduct on the part of Licensee for which Licensee would otherwise be required to indemnify the SGI Indemnified Parties pursuant to Section 14.1.

14.3 Indemnification Procedures.

14.3.1 In the case of a Third Party Claim made by any Person who is not a Party to this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided for hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure.

14.3.2 If a Third Party Claim is made against an Indemnitee and the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnitor will be entitled, within one hundred twenty (120) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee, for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel (which shall be reasonably satisfactory to the Indemnitor) to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control of the defense of any Third Party Claim within the one hundred twenty (120) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, after three (3) Business Days

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notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment and with the written consent of the non-electing Indemnitor, which consent shall not be unreasonably withheld.

14.3.3 If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse in good faith to agree to any such settlement, compromise or discharge, that provides for injunctive or other nonmonetary relief affecting the Indemnitee or that otherwise negatively effects the Indemnitee. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld).

14.4 Insurance Proceeds. Any indemnification hereunder shall be made [***]; provided, however, that if, following the payment to the Indemnitee of any amount under this Article 14, such Indemnitee [***].

ARTICLE 15

FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or acts, earthquakes, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (a) a resolution of the Event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement. All payments accruing prior to, or during, the Events of Force Majeure shall be made in accordance with the terms of this Agreement; however, the foregoing notwithstanding, no Exclusive License

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Renewal Fee shall be paid during any period where the provisions of this Article 15 have been invoked by SGI and continue in force.

ARTICLE 16

ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred to any Third Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation of such Party. Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement; provided, however, that [***]. Any attempted assignment of this Agreement not in accordance with this Article 16 shall be void and of no effect.

ARTICLE 17

SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions. In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 18

INSURANCE

During the Term and thereafter for the period of time required below, each Party shall maintain an ongoing basis comprehensive general liability insurance in the minimum amount of [***] for bodily injury and property damage liability; and commencing not later than [***], Licensee shall obtain and maintain on an ongoing basis products liability insurance (including contractual liability coverage on Licensee’s indemnification obligations under this Agreement) in the amount of at least [***] for bodily injury and property damage liability; provided, however, to the extent that Licensee has not [***], Licensee shall maintain product liability insurance in the amount of [***]. All of such insurance coverage shall be maintained with an insurance company or companies having an A.M. Best rating of “A-” or better and an aggregate deductible not to exceed [***]. Not later than the Effective Date, and not later than [***] prior to the first use in humans of the first Licensed Product, Licensee shall provide to SGI a certificate(s) evidencing

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all required coverage hereunder. Thereafter, Licensee shall maintain such insurance coverage without interruption during the Term and for a period of at least [***] thereafter, and shall provide certificates evidencing such insurance coverage without interruption on an annual basis during the period of time for which such coverage must be maintained. Licensee’s insurance shall name SGI and (to the extent that Licensee has [***] as additional insureds on the products liability insurance required hereunder and shall state that SGI shall be provided at least [***] prior written notice of any cancellation or material change in the insurance policy.

ARTICLE 19

MISCELLANEOUS

19.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 19.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SGI:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention: General Counsel

Telephone: (425) 527-4000

Facsimile: (425) 527-4109

If to Licensee:

PSMA Development Company LLC

777 Old Saw Mill River Road

Tarrytown, NY 10591

Attention: President

Telephone: (914) 789-2800

Facsimile: (914) 789-2817

With a copy to:

Cytogen Corporation

650 College Road East

Suite 650

Princeton, NJ 09540

Attention: General Counsel

Telephone: (609) 750-8200

Facsimile: (609) 452-2476

and

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Progenics Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, NY 10591

Attention: General Counsel

Telephone: (914) 789-2800

Facsimile: (914) 789-2817

19.2 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.

19.3 Dispute Resolution. The Parties agree that if any dispute or disagreement arises between Licensee on the one hand and SGI on the other in respect of this Agreement, they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

19.3.1 The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

19.3.2 Within [***] of receipt of a Notice of Dispute, a nominee or nominees of Licensee and a nominee or nominees of SGI shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute;

19.3.3 If, within a further period of [***], the dispute has not been resolved, the President of SGI and the President of Licensee, or their designees, shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute;

19.3.4 If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then the same shall be submitted by the Parties for resolution by an arbitral body in Wilmington, Delaware in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”) except as otherwise provided herein. The Parties shall choose, by mutual agreement, [***] of receipt of notice of the intent to arbitrate. If no [***] is appointed within the times herein provided or any extension of time that is mutually agreed upon, the AAA shall make such appointment within [***] of such failure. The judgment rendered by the [***] shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other equitable or provisional remedy). If the issues in dispute involve scientific, technical or commercial matters, any arbitrator chosen hereunder shall have educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge.

19.3.5 In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

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19.3.6 Notwithstanding the foregoing, any disputes relating to inventorship or the validity, enforceability or scope of any patent or trademark rights shall be submitted for resolution by a court of competent jurisdiction.

19.4 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the specific subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement, including, without limitation, the terms of the Research Collaboration Agreement. In the event of conflict of terms included herein with terms of the Research Collaboration Agreement, the terms of this Agreement will dominate. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

19.5 Independent Contractors. SGI and Licensee each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship. Neither SGI nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

19.6 Affiliates. Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

19.7 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

19.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.9 Headings. Headings in this Agreement are included herein for ease of reference only and shall have no legal effect.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall

Name:	Clay B. Siegall

Title:	President and CEO

PSMA DEVELOPMENT COMPANY LLC

By:	/s/ Michael D. Becker

Name:	Michael D. Becker

Title:	Vice President of PSMA LLC

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SCHEDULE A

RESEARCH PLAN

Assistance will be provided in the form of technical summaries and teleconferences as needed. Requested data, reports, methods and materials will be provided on an as available basis and as information is updated. On-site meetings and technical transfer will be provided as needed to advance development efforts. SGI will provide a primary point of contact for development support.

ARTICLE 1 - RESEARCH SUPPORT

SGI will provide the following research support:

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ARTICLE 2 - PRECLINICAL DEVELOPMENT SUPPORT

SGI will provide the following preclinical support:

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SCHEDULE B

SGI PATENTS*

Existing SGI Technology

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SCHEDULE C

SGI IN-LICENSES

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